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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and "Selected Financial Data" and to the use of our report dated January 16, 1998, except for the last paragraph of Note 4 as to which the date is January 29, 1998, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-42791) and related Prospectus of Nanogen, Inc. for the registration of shares of its common stock.

                                          ERNST & YOUNG LLP

San Diego, California
April 8, 1998